EXHIBIT 23.4




March 7, 1996


We hereby consent to the incorporation by reference in this Registration Statement of Omnicom Group Inc. of our tax opinion to the Board of Ketchum Communications Holdings, Inc. dated March 7, 1996, to the filing of our opinion as an exhibit to the Registration Statement, to the summarization of this opinion in the "Federal Income Tax Consequences" section of the Registration Statement and to all references to our Firm included in this Registration Statement.




Deloitte & Touche LLP
DELOITTE & TOUCHE LLP